Exhibit 99.1

News Release

Contacts
Investors	Carl Kraus	904-357-9158
Media Relations	Shannon Thuren	904-357-9181

For release at 8:00 a.m. ET

April 22, 2008

Rayonier Reports a 13% Increase in First Quarter 2008 Results

JACKSONVILLE, Fla., April 22, 2008 – Rayonier (NYSE:RYN) today reported first quarter net income of $40.6 million, or 51 cents per share, compared to $35.1 million, or 45 cents per share, in first quarter 2007.

“Despite a weak timber market, first quarter results were quite good,” said Lee M. Thomas, Chairman, President and CEO. “Softness in timber prices and lower volumes from our planned reductions in sawlog harvests were offset by strong demand in Performance Fibers and demand for higher and better use rural properties and non-strategic timberlands. We also executed on our strategy to grow and upgrade our timberland portfolio as evidenced by our recent acquisitions of more than 110,000 acres in Washington and New York.”

Cash provided by operating activities of $100 million was $48 million above the prior year period due to lower working capital requirements and higher operating earnings. Cash available for distribution1 of $61 million was comparable to first quarter 2007. (See Schedule H for more details.)

Timber

In first quarter 2008, sales and operating income were $47 million and $12 million, $18 million and $14 million below the prior year period, respectively, due to the weak housing market’s impact on sawlog pricing and the Company’s planned reductions in sawlog volume. Based on current conditions, the Company expects to continue to limit its sawtimber harvest for the balance of the year preserving our higher-value timber until markets improve.

Real Estate

Sales and operating income were $29 million and $22 million, $8 million and $7 million above first quarter 2007, respectively, due to increased rural property prices and volumes and non-strategic timberland sales. The first quarter improvement in volume was partially attributable to the acceleration of transactions originally expected to close in second quarter 2008.

Performance Fibers

Sales and operating income were $175 million and $37 million, an improvement of $9 million and $10 million from the prior year period, respectively. Increased prices and lower depreciation expense more than offset higher raw materials and maintenance costs and lower volume primarily resulting from unplanned downtime earlier in the quarter.

Other Items

Corporate expenses were $7 million, down $2 million from the prior year period primarily due to lower stock-based and other incentive compensation expenses.

Interest expense of $11 million was $2 million below first quarter 2007 primarily due to lower interest rates resulting from the fourth quarter 2007 debt refinancing.

The first quarter effective tax rate before discrete items increased to 20.5 percent compared to 16.7 percent in 2007 due to proportionately higher earnings from the Company’s taxable REIT subsidiary.2 Including discrete items, the first quarter effective tax rate was 20.2 percent.

Outlook

“Given the outlook for the timber and real estate markets, we expect that second quarter and full year 2008 earnings will be below prior year periods. However, we anticipate that the softness in those markets will be somewhat offset by the continued strength in Performance Fibers,” said Thomas. “In Real Estate, we anticipate continued interest in rural properties and non-strategic timberlands although sales will be more heavily weighted to the second half of the year. Cash available for distribution is expected to remain strong, although below 2007.”

Further Information

A conference call will be held on Tuesday, April 22, at 2:00 p.m. ET to discuss these results. Interested parties are invited to listen to the live Webcast by logging on to www.rayonier.com and following the link. Investors may also choose to access the “listen only” conference call by dialing 913-981-5584. Supplemental materials will be available at the website. A replay will be available on the site shortly after the call, and it will be archived for one month.

For further information, visit the company’s web site at www.rayonier.com. Complimentary copies of Rayonier press releases and other financial documents are also available by mail or fax by calling 1-800-RYN-7611.

[1]	Cash available for distribution (CAD) is a non-GAAP measure defined and reconciled to GAAP in the attached exhibits.

[2]	See Schedule J for details.

Rayonier is a leading international forest products company with three core businesses: Timber, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company’s holdings include approximately 200,000 acres with residential and commercial development potential along the fast-growing Interstate 95 corridor between Savannah, Georgia, and Daytona Beach, Florida. Its Performance Fibers business is one of the world’s leading producers of high-value specialty cellulose fibers. Approximately 40 percent of the company’s sales are outside the U.S. to customers in more than 50 countries. Rayonier is structured as a real estate investment trust.

Certain statements in this document regarding anticipated financial outcomes including earnings guidance, if any, business and market conditions, outlook and other similar statements relating to Rayonier’s future financial and operational performance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar language. Forward-looking statements are not guarantees of future performance and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events, including political changes in particular regions or countries; changes in energy and raw material prices, particularly for our performance fibers and wood products businesses; unanticipated equipment maintenance and repair requirements at our manufacturing facilities; the geographic concentration of a significant portion of our timberland; our ability to identify and complete timberland acquisitions; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals; interest rate and currency movements; the availability of credit generally, including its impact on the cost and terms of obtaining financing; our capacity to incur additional debt, and any decision we may make to do so; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; the ability to complete like-kind-exchanges of timberlands and real estate; changes in key management and personnel; our ability to continue to qualify as a REIT and to fund distributions using cash generated through our taxable REIT subsidiaries; and changes in tax laws that could reduce the benefits associated with REIT status.

In addition, specifically with respect to our Real Estate business, the following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; the potential for legal challenges to entitlements and permits in connection with our properties; unexpected delays in the entry into or closing of real estate transactions; the existence of competing developers and communities in the markets in which we own property; the pace of development and the rate and timing of absorption of existing entitled property in the markets in which we own property; changes in the demographics affecting projected population growth and migration to the Southeastern U.S.; changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties; the cost of the development of property generally, including the cost of property taxes, labor and construction materials; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans.

Additional factors are described in the company’s most recent Form 10-K on file with the Securities and Exchange Commission. Rayonier assumes no obligation to update these statements except as is required by law.

50 N. Laura Street, Jacksonville, FL 32202	904-357-9100

RAYONIER

FINANCIAL HIGHLIGHTS

MARCH 31, 2008 (unaudited)

(millions of dollars, except per share information)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Profitability
Sales	$284.2	$290.4	$299.7
Operating income	$60.5	$43.1	$55.2
Pro forma operating income (a)	$60.5	$43.9	$55.2
Net income	$40.6	$34.4	$35.1
Income per diluted common share
Net income	$0.51	$0.44	$0.45
Pro forma net income (a)	$0.51	$0.45	$0.45
Pro forma operating income as a percent of sales (a)	21.3%	15.1%	18.4%
Average diluted shares (millions)	79.2	79.3	78.5

	Three Months Ended March 31,
	2008	2007
Capital Resources and Liquidity
Cash provided by operating activities	$100.2	$52.4
Cash used for investing activities	$(38.2)	$(46.9)
Cash used for financing activities	$(96.1)	$(17.0)
Adjusted EBITDA (b) (d)	$96.5	$97.5
Cash Available for Distribution (CAD) (c) (d)	$61.4	$60.8

	03/31/08	12/31/07
Debt	$694.8	$749.8
Debt / capital	41.3%	43.3%
Cash	$146.9	$181.1

(a), (b), (c) and (d), see Schedule B.

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RAYONIER

FOOTNOTES FOR SCHEDULE A

MARCH 31, 2008 (unaudited)

(a)	Pro forma operating income and net income are non-GAAP measures. See Schedule H for reconciliation to the nearest GAAP measure.

(b)	Adjusted EBITDA is defined as earnings from operations before interest, taxes, depreciation, depletion, amortization and the non-cash cost basis of real estate sold. Adjusted EBITDA is a non-GAAP measure of operating cash generating capacity of the Company. See reconciliation on Schedule I.

(c)	Cash Available for Distribution (CAD) is defined as cash provided by operating activities less capital spending, adjusted for the tax benefits associated with certain strategic acquisitions, the change in committed cash and other items which include the proceeds from matured energy forward contracts and the change in capital expenditures purchased on account. CAD is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company’s common shares, debt reduction and for strategic acquisitions net of associated financing. See reconciliation on Schedule H.

(d)	Management considers these measures to be important to estimate the enterprise and shareholder values of the Company as a whole and of its core segments, and for allocating capital resources. In addition, analysts, investors and creditors use these measures when analyzing the financial condition and cash generating ability of the Company.

- B -

RAYONIER

CONDENSED STATEMENTS OF CONSOLIDATED INCOME

MARCH 31, 2008 (unaudited)

(millions of dollars, except per share information)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Sales	$284.2	$290.4	$299.7

Costs and expenses
Cost of sales (a)	211.0	231.9	231.7
Selling and general expenses	14.9	18.1	15.8
Other operating income, net	(2.2)	(2.7)	(3.0)

Operating income (a)	60.5	43.1	55.2
Interest expense	(11.2)	(14.1)	(13.6)
Interest and other income, net	1.5	4.1	1.0

Income before taxes	50.8	33.1	42.6
Income tax (expense) / benefit	(10.2)	1.3	(7.5)

Net income	$40.6	$34.4	$35.1

Income per Common Share:
Basic
Net income	$0.52	$0.45	$0.45

Diluted
Net income	$0.51	$0.44	$0.45

Pro forma net income (b)	$0.51	$0.45	$0.45

Weighted average Common Shares used for determining
Basic EPS	78,254,220	77,969,013	77,130,711

Diluted EPS	79,212,287	79,264,982	78,528,221

(a)	Cost of sales and operating income for the three months December 31, 2007 include a $0.8 million charge, for timber destroyed by forest fires. Excluding this amount, cost of sales and operating income were $231.1 million and $43.9 million, respectively.

(b)	Non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

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RAYONIER

BUSINESS SEGMENT SALES AND OPERATING INCOME (LOSS)

MARCH 31, 2008 (unaudited)

(millions of dollars)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Sales
Timber	$47.2	$49.4	$65.0
Real Estate	29.4	10.2	21.0
Performance Fibers
Cellulose specialties	132.7	143.3	129.5
Absorbent materials	42.2	56.0	36.9

Total Performance Fibers	174.9	199.3	166.4

Wood Products	18.9	20.3	19.7
Other Operations	13.8	11.2	27.6

Total sales	$284.2	$290.4	$299.7

Pro forma operating income/(loss) (a)
Timber	$12.0	$11.8	$26.3
Real Estate	21.8	6.0	15.2
Performance Fibers	37.1	39.9	27.1
Wood Products	(2.5)	(2.9)	(3.3)
Other Operations	(0.6)	(1.3)	(1.3)
Corporate and other	(7.3)	(9.6)	(8.8)

Pro forma operating income (a)	$60.5	$43.9	$55.2

(a)	Timber segment pro forma operating income excludes the $0.8 million fire loss for the three months ended December 31, 2007. Pro forma operating income is a non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

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RAYONIER

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS

MARCH 31, 2008 (unaudited)

(millions of dollars)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
Assets
Current assets	$351.1	$396.2
Timber and timberlands, net of depletion and amortization	1,122.3	1,117.2
Property, plant and equipment	1,361.5	1,340.2
Less - accumulated depreciation	(1,006.8)	(994.4)

	354.7	345.8

Investment in New Zealand JV	68.8	62.8
Other assets	151.8	157.0

	$2,048.7	$2,079.0

Liabilities and Shareholders’ Equity
Current liabilities	$180.8	$218.4
Long-term debt	694.3	694.3
Non-current liabilities for dispositions and discontinued operations	102.4	103.6
Other non-current liabilities	81.6	81.6
Shareholders’ equity	989.6	981.1

	$2,048.7	$2,079.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2008	March 31, 2007
Cash provided by operating activities:
Net Income	$40.6	$35.1
Depreciation, depletion, amortization and non-cash basis of real estate sold	36.1	42.3
Other non-cash items included in income	8.0	4.9
Changes in working capital and other assets and liabilities	15.5	(29.9)

	100.2	52.4

Cash used for investing activities:
Capital expenditures	(31.8)	(31.4)
Purchase of timberlands and wood chipping facilities	(19.6)	(8.7)
Decrease / (increase) in restricted cash	10.0	(14.0)
Other	3.2	7.2

	(38.2)	(46.9)

Cash used for financing activities:
(Repayment) / borrowing of debt, net	(55.0)	12.0
Dividends paid	(39.1)	(36.3)
Issuance of common shares	0.6	5.1
Repurchase of common shares	(3.5)	—
Excess tax benefits from equity-based compensation	0.9	2.2

	(96.1)	(17.0)

Effect of exchange rate changes on cash	(0.1)	(0.2)

Cash and cash equivalents:
Decrease in cash and cash equivalents	(34.2)	(11.7)
Balance, beginning of year	181.1	40.2

Balance, end of period	$146.9	$28.5

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RAYONIER

SELECTED SUPPLEMENTAL FINANCIAL DATA

MARCH 31, 2008 (unaudited)

(millions of dollars)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007

Timber
Sales
Western U.S.	$20.6	$20.1	$30.7
Eastern U.S.	24.1	25.7	31.1
New Zealand	2.5	3.6	3.2

Total	$47.2	$49.4	$65.0

Pro forma operating income (a)
Western U.S.	$8.5	$5.7	$18.0
Eastern U.S. (a)	2.5	5.9	7.8
New Zealand	1.0	0.2	0.5

Total	$12.0	$11.8	$26.3

Adjusted EBITDA by Segment (b)
Timber	$30.1	$30.6	$48.0
Real Estate	27.0	7.7	18.8
Performance Fibers	48.2	58.5	42.4
Wood Products	(1.1)	(1.5)	(1.7)
Other Operations	(0.6)	(1.6)	(1.3)
Corporate and other	(7.1)	(9.4)	(8.7)

Total	$96.5	$84.3	$97.5

(a)	Timber segment pro forma operating income excludes the $0.8 million fire loss for the three months ended December 31, 2007. Pro forma operating income is a non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

(b)	Adjusted EBITDA is a non-GAAP measure, see Schedule I for reconciliation to nearest GAAP measure.

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RAYONIER

SELECTED OPERATING INFORMATION

MARCH 31, 2008 (unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Timber
Sales Volume
Western U.S. in millions of board feet	59	47	79
Eastern U.S. in thousands of short green tons	1,312	1,615	1,643
Real Estate
Acres sold
HBU Development	47	351	123
HBU Rural	6,488	861	6,014
Non-Strategic Timberlands	4,073	—	—

Total	10,608	1,212	6,137
Performance Fibers
Sales Volume
Cellulose specialties, in thousands of metric tons	107	123	114
Absorbent materials, in thousands of metric tons	56	75	55
Production as a percent of capacity	94.7%	99.4%	95.1%
Lumber
Sales volume, in millions of board feet	74	81	73

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RAYONIER

RECONCILIATION OF NON-GAAP MEASURES

MARCH 31, 2008 (unaudited)

(millions of dollars, except per share information)

CASH AVAILABLE FOR DISTRIBUTION:

	Three Months Ended
	March 31, 2008	March 31, 2007
Cash provided by operating activities	$100.2	$52.4
Capital spending (a)	(31.8)	(31.4)
(Increase) / decrease in committed cash	(8.0)	27.8 (b)
Equity based compensation adjustments	—	5.8
Like-kind exchange tax benefits on real estate sales (c)	(2.9)	(1.0)
Other	3.9	7.2

Cash Available for Distribution	$61.4	$60.8

(a)	Capital spending excludes strategic acquisitions and dispositions.

(b)	Primarily 2006 interest paid in 2007 and previously reflected as a reduction in 2006 CAD.

(c)	Represents taxes that would have been paid if the Company had not completed LKE transactions.

PRO FORMA OPERATING INCOME AND NET INCOME:

	Three Months Ended
	March 31, 2008		December 31, 2007		March 31, 2007
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Operating Income	$60.5		$43.1		$55.2
Forest fire loss	—		0.8		—

Pro Forma Operating Income	$60.5		$43.9		$55.2

Net Income	$40.6	$0.51	$34.4	$0.44	$35.1	$0.45
Forest fire loss	—	—	0.8	0.01	—	—

Pro Forma Net Income	$40.6	$0.51	$35.2	$0.45	$35.1	$0.45

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RAYONIER

RECONCILIATION OF NON-GAAP MEASURES

MARCH 31, 2008 (unaudited)

(millions of dollars)

ADJUSTED EBITDA:

	Timber	Real Estate	Performance Fibers	Wood Products	Other Operations	Corporate and other	Total
Three Months Ended
March 31, 2008
Cash provided by operating activities	$26.5	$26.2	$58.3	$(4.0)	$2.2	$(9.0)	$100.2
Income tax expense	—	—	—	—	—	10.2	10.2
Interest, net	—	—	—	—	—	9.7	9.7
Working capital and other	3.6	0.8	(10.1)	2.9	(2.8)	(18.0)	(23.6)

Adjusted EBITDA	$30.1	$27.0	$48.2	$(1.1)	$(0.6)	$(7.1)	$96.5

December 31, 2007
Cash provided by operating activities	$20.0	$6.5	$81.9	$0.3	$(4.3)	$(44.1)	$60.3
Income tax benefit	—	—	—	—	—	(1.3)	(1.3)
Interest, net	—	—	—	—	—	10.2	10.2
Working capital and other	10.6	1.2	(23.4)	(1.8)	2.7	25.8	15.1

Adjusted EBITDA	$30.6	$7.7	$58.5	$(1.5)	$(1.6)	$(9.4)	$84.3

March 31, 2007
Cash provided by operating activities	$47.3	$19.0	$45.4	$(1.3)	$(7.3)	$(50.7)	$52.4
Income tax expense	—	—	—	—	—	7.5	7.5
Interest, net	—	—	—	—	—	12.6	12.6
Working capital and other	0.7	(0.2)	(3.0)	(0.4)	6.0	21.9	25.0

Adjusted EBITDA	$48.0	$18.8	$42.4	$(1.7)	$(1.3)	$(8.7)	$97.5

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RAYONIER

RECONCILIATION OF STATUTORY INCOME TAX TO REPORTED INCOME TAX

MARCH 31, 2008 (unaudited)

(millions of dollars, except percentages)

	Three Months Ended
	March 31, 2008		December 31, 2007		March 31, 2007
	$	%	$	%	$	%
Income tax provision at the U.S. statutory rate	$(17.8)	(35.0)	$(11.6)	(35.0)	$(14.9)	(35.0)
REIT income not subject to federal tax	9.1	17.9	11.5	34.8	10.7	25.2
Lost deduction on REIT interest expense and overhead expenses associated with REIT activities	(1.4)	(2.8)	(3.0)	(9.1)	(3.1)	(7.2)
Foreign, state and local income taxes, foreign exchange rate changes and permanent differences	(0.3)	(0.6)	0.4	1.3	0.2	0.3

Income tax expense before discrete items	$(10.4)	(20.5)	$(2.7)	(8.0)	$(7.1)	(16.7)
Return to accrual adjustment	—	—	0.1	0.3	—	—
Taxing authority settlements and FIN 48 adjustments	(0.1)	(0.3)	1.1	3.3	—	—
Deferred tax adjustments / other	0.3	0.6	2.8	8.4	(0.4)	(0.9)

Income tax (expense) / benefit	$(10.2)	(20.2)	$1.3	4.0	$(7.5)	(17.6)

- J -